SAVAGE ARMS, (CANADA) INC.
--------------------------

TERMS AND CONDITIONS OF BLANKET PURCHASE ORDERS
-----------------------------------------------

Issue Date:   October 13, 1999
----------

Vendor Name and Number:     DAC Technologies
-----------------------

Blanket Purchase Order or Orders:
---------------------------------

         o The material acquisition and fabrication authorization covered by this blanket purchase order will stay in effect until the expiry date or the maximum monetary authorization has been reached or if the conditions of this agreement have been breached.

         o Three months notice will be given by Savage Arms, (Canada) Inc. to DAC Technologies to terminate this purchase order with the exception of a breach of contract.

         o Shipments or (release of manufactured product), fabrication authorization and or material authorization will be communicated to DAC Technologies by a Materials Department representative of Savage Arm, (Canada) Inc. This communication will be in the form of a written document outlining quantities. Further details regarding the release format will be identified on the release document.

         o Unless stated otherwise on the purchase order Savage's purchase price will remain fixed as quoted until the expiry of the Blanket purchase orders; which will be no longer than 12 months in term. Before the expiry of the purchase order the vendor may choose to end the contract and renegotiate a new purchase order. If the vendor so chooses to terminate the contract and to renegotiate price the vendor must give Savage Arms. (Canada) Inc. three months notice. If the vendor does not give proper notice the vendor will be liable for reasonable costs related to the premature termination of the contract for the balance of that three months.

         o Premium freight, production down time, overtime and loss of sales due to a shortage of quality supply that was not caused directly or indirectly by Savage Arms, (Canada) Inc. will be the liability of DAC Technologies. The vendors account will be debited or the vendor will b e invoiced a reasonable sum of money to commensurate with the financial losses suffered by Savage Arms (Canada) Inc. due directly to a shortage of quality supply. In some cases a premium transportation will be requested to ship parts or material to Savage Arms (Canada) Inc. prepaid FOB Lakefield.

         o Visits to ensure that DAC Technologies has Quality systems and support robust enough to meet the specifications outlined by Savage Arms (Canada) Inc. Will be conducted on a random basis.

         o DAC Technologies is required to maintain an inventory equivalent to 3 weeks of requirements relative to the latest scheduled release. In some cases this inventory level will be a fixed quantity and in such a case will be identified on the second page of this document. The vendor is also required to build an inventory equivalent to 8 weeks of requirements prior to the end of any union contract which may affect production of parts and material for Savage Arms ( Canada) Inc.


                                        /s/ Darren A. Nell, Materials Manager
                                        -------------------

                                        /s/ Susan Moder,    Purchasing Agent
                                        ----------------

                                        /s/ Barrie King      General Manager
                                        ---------------




                             Parts Release Schedule
                             ----------------------
                           Savage Arms, (Canada) Inc.
                           --------------------------


                                                                                                                   Dac Technologies
                                                                                                                          PO#003612

Total Parts Past Due:         0
Schedule

 Totals                                  Oct    Nov    Dec    Jan    Feb     Mar     Apr    May    Jun    Jul   Aug     Sep     Oct
 ------                                  ---    ---    ---    ---    ---     ---     ---    ---    ---    ---   ---     ---     ---
     90000 705009-Trigger Lock                                       20000                 30000                       30000
                         As Shipped
                         Illegible        0       0      0      0    30000   30000  30000  30000  30000  30000  30000  30000  30000



     2744 Illegible-Lever Lock                 1960     784
                         As Shipped
                         Illegible        0    1960    2744  2744     2744    2744   2744   2744   2744   2744   2744   2744   2744



     0 Seal Metal Trigger Lock
                         As Shipped
                         Illegible        0       0       0     0        0       0      0      0      0      0      0      0      0



     Monthly Total Req'd                  0       0       0     0    30000       0      0  30000      0      0      0   30000     0



          Commitment of Parts------------------Illegible of Materials----------------------Forecast Only---------------------------


Release dates are defined as being required on our dock for the first of each month.